Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$19,748,000.00	100.00%	$19,748,000.00	$1,101.94(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $40,971.66 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,101.94 registration fee for this offering, $39,869.72 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 452 dated October 15, 2009
To Product Supplement No. 2 dated September 7, 2007 and
Prospectus Supplement and Prospectus dated February 5, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$7,335,000.00 15.00% Enhanced Yield Securities linked to the common stock of Caterpillar Inc. due April 20, 2010

$2,904,000.00 12.00% Enhanced Yield Securities linked to the common stock of Newmont Mining Corporation due April 20, 2010

$2,400,000.00 15.00% Enhanced Yield Securities linked to the common stock of Morgan Stanley due April 20, 2010

$4,470,000.00 12.50% Enhanced Yield Securities linked to the common stock of Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts, due January 20, 2010

$2,639,000.00 12.50% Enhanced Yield Securities linked to the common stock of United States Steel Corporation due April 20, 2010

Offering Information

Offerings:

This pricing supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the		Relevant	Ticker
	security offerings)	CUSIP No.	Exchange	Symbol

	Caterpillar Inc.	149123101	NYSE	CAT
	Newmont Mining Corporation	651639106	NYSE	NEM
	Morgan Stanley	617446448	NYSE	MS
	Petróleo Brasileiro S.A. – Petrobras (ADR)	71654V408	NYSE	PBR
	United States Steel Corporation	912909108	NYSE	X

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Caterpillar Inc.	April 20, 2010
	Securities linked to Newmont Mining Corporation	April 20, 2010
	Securities linked to Morgan Stanley	April 20, 2010
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	January 20, 2010
	Securities linked to United States Steel Corporation	April 20, 2010

Valuation Date: (as further	Securities linked to Caterpillar Inc.	April 13, 2010
described in product supplement	Securities linked to Newmont Mining Corporation	April 13, 2010
no. 2)	Securities linked to Morgan Stanley	April 13, 2010
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	January 13, 2010
	Securities linked to United States Steel Corporation	April 13, 2010

Interest:	Securities linked to Caterpillar Inc., 15.00% per annum, payable monthly.

Securities linked to Newmont Mining Corporation, 12.00% per annum, payable monthly.

Securities linked to Morgan Stanley, 15.00% per annum, payable monthly.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR), 12.50% per annum, payable monthly.

Securities linked to United States Steel Corporation, 12.50% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Caterpillar Inc.	20th of each month, starting November 20, 2009
	Securities linked to Newmont Mining Corporation	20th of each month, starting November 20, 2009
	Securities linked to Morgan Stanley	20th of each month, starting November 20, 2009
	Securities linked to Petróleo Brasileiro S.A. –	20th of each month, starting November 20, 2009
Petrobras (ADR)
	Securities linked to United States Steel	20th of each month, starting November 20, 2009
Corporation

Initial Stock Price:	Securities linked to Caterpillar Inc.	$54.77
	Securities linked to Newmont Mining Corporation	$46.56
	Securities linked to Morgan Stanley	$32.71
	Securities linked to Petróleo Brasileiro S.A. – Petrobras	$50.53
	(ADR)
	Securities linked to United States Steel Corporation	$45.63

Knock-in Price:

Securities linked to Caterpillar Inc.:
$41.078, the price that is 25.00% below the initial stock price.

Securities linked to Newmont Mining Corporation:
$34.920, the price that is 25.00% below the initial stock price.

Securities linked to Morgan Stanley:
$24.533, the price that is 25.00% below the initial stock price.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR):
$40.424, the price that is 20.00% below the initial stock price.

Securities linked to United States Steel Corporation:
$29.660, the price that is 35.00% below the initial stock price.

Share Amount:	Securities linked to Caterpillar Inc.	18.2582
	Securities linked to Newmont Mining Corporation	21.4777
	Securities linked to Morgan Stanley	30.5717
	Securities linked to Petróleo Brasileiro S.A. – Petrobras	19.7902
	(ADR)
	Securities linked to United States Steel Corporation	21.9154

Exchange Listing:	None

Trade Date:	October 15, 2009

Expected Original Issue Date:	October 20, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Caterpillar Inc.	282645SH4
	Securities linked to Newmont Mining Corporation	282645SK7
	Securities linked to Morgan Stanley	282645SM3
	Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	282645SL5
	Securities linked to United States Steel Corporation	282645SJ0

Securities linked to Caterpillar Inc	Per Security	Total
Public Offering Price	$1,000.00	$7,335,000.00
Underwriting Discount and Commission	$12.50	$91,687.50
Proceeds to Eksportfinans ASA	$987.50	$7,243,312.50

Securities linked to Newmont Mining Corporation	Per Security	Total
Public Offering Price	$1,000.00	$2,904,000.00
Underwriting Discount and Commission	$12.50	$36,300.00
Proceeds to Eksportfinans ASA	$987.50	$2,867,700.00

Securities linked to Morgan Stanley	Per Security	Total
Public Offering Price	$1,000.00	$2,400,000.00
Underwriting Discount and Commission	$12.50	$30,000.00
Proceeds to Eksportfinans ASA	$987.50	$2,370,000.00

	Per Security	Total
Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)
Public Offering Price	$1,000.00	$4,470,000.00
Underwriting Discount and Commission	$9.00	$40,230.00
Proceeds to Eksportfinans ASA	$991.00	$4,429,770.00

Securities linked to United States Steel Corporation	Per Security	Total
Public Offering Price	$1,000.00	$2,639,000.00
Underwriting Discount and Commission	$12.50	$32,987.50
Proceeds to Eksportfinans ASA	$987.50	$2,606,012.50

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Caterpillar Inc.

     The examples are based on the following terms:

  an initial stock price of $54.77;

  a knock-in price of $41.078;

  an interest rate of 15.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$27.39	-50.00%	-42.50%	$575.00	-	-
$30.12	-45.00%	-37.50%	$625.00	-	-
$32.86	-40.00%	-32.50%	$675.00	-	-
$35.60	-35.00%	-27.50%	$725.00	-	-
$38.34	-30.00%	-22.50%	$775.00	-	-
$41.08(2)	-25.00%	-17.50%	$825.00	-	-
$43.82	-20.00%	-12.50%	$875.00	7.50%	$1,075.00
$46.55	-15.00%	-7.50%	$925.00	7.50%	$1,075.00
$49.29	-10.00%	-2.50%	$975.00	7.50%	$1,075.00
$52.03	-5.00%	2.50%	$1,025.00	7.50%	$1,075.00
$54.77(3)	0.00%	7.50%	$1,075.00	7.50%	$1,075.00
$57.51	5.00%	7.50%	$1,075.00	7.50%	$1,075.00
$60.25	10.00%	7.50%	$1,075.00	7.50%	$1,075.00
$62.99	15.00%	7.50%	$1,075.00	7.50%	$1,075.00
$65.72	20.00%	7.50%	$1,075.00	7.50%	$1,075.00
$68.46	25.00%	7.50%	$1,075.00	7.50%	$1,075.00
$71.20	30.00%	7.50%	$1,075.00	7.50%	$1,075.00
$73.94	35.00%	7.50%	$1,075.00	7.50%	$1,075.00
$76.68	40.00%	7.50%	$1,075.00	7.50%	$1,075.00
$79.42	45.00%	7.50%	$1,075.00	7.50%	$1,075.00
$82.16	50.00%	7.50%	$1,075.00	7.50%	$1,075.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. Caterpillar Inc.*

* Based on an interest rate of 15.00% per annum and a 180-day term.

Securities linked to Newmont Mining Corporation

     The examples are based on the following terms:

  an initial stock price of $46.56;

  a knock-in price of $34.920;

  an interest rate of 12.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$23.28	-50.00%	-44.00%	$560.00	-	-
$25.61	-45.00%	-39.00%	$610.00	-	-
$27.94	-40.00%	-34.00%	$660.00	-	-
$30.26	-35.00%	-29.00%	$710.00	-	-
$32.59	-30.00%	-24.00%	$760.00	-	-
$34.92(2)	-25.00%	-19.00%	$810.00	-	-
$37.25	-20.00%	-14.00%	$860.00	6.00%	$1,060.00
$39.58	-15.00%	-9.00%	$910.00	6.00%	$1,060.00
$41.90	-10.00%	-4.00%	$960.00	6.00%	$1,060.00
$44.23	-5.00%	1.00%	$1,010.00	6.00%	$1,060.00
$46.56(3)	0.00%	6.00%	$1,060.00	6.00%	$1,060.00
$48.89	5.00%	6.00%	$1,060.00	6.00%	$1,060.00
$51.22	10.00%	6.00%	$1,060.00	6.00%	$1,060.00
$53.54	15.00%	6.00%	$1,060.00	6.00%	$1,060.00
$55.87	20.00%	6.00%	$1,060.00	6.00%	$1,060.00
$58.20	25.00%	6.00%	$1,060.00	6.00%	$1,060.00
$60.53	30.00%	6.00%	$1,060.00	6.00%	$1,060.00
$62.86	35.00%	6.00%	$1,060.00	6.00%	$1,060.00
$65.18	40.00%	6.00%	$1,060.00	6.00%	$1,060.00
$67.51	45.00%	6.00%	$1,060.00	6.00%	$1,060.00
$69.84	50.00%	6.00%	$1,060.00	6.00%	$1,060.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.00% Enhanced Yield Securities vs. Newmont Mining Corporation *

* Based on an interest rate of 12.00% per annum and a 180-day term.

Securities linked to Morgan Stanley

     The examples are based on the following terms:

  an initial stock price of $32.71;

  a knock-in price of $24.533;

  an interest rate of 15.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$16.36	-50.00%	-42.50%	$575.00	-	-
$17.99	-45.00%	-37.50%	$625.00	-	-
$19.63	-40.00%	-32.50%	$675.00	-	-
$21.26	-35.00%	-27.50%	$725.00	-	-
$22.90	-30.00%	-22.50%	$775.00	-	-
$24.53(2)	-25.00%	-17.50%	$825.00	-	-
$26.17	-20.00%	-12.50%	$875.00	7.50%	$1,075.00
$27.80	-15.00%	-7.50%	$925.00	7.50%	$1,075.00
$29.44	-10.00%	-2.50%	$975.00	7.50%	$1,075.00
$31.07	-5.00%	2.50%	$1,025.00	7.50%	$1,075.00
$32.71(3)	0.00%	7.50%	$1,075.00	7.50%	$1,075.00
$34.35	5.00%	7.50%	$1,075.00	7.50%	$1,075.00
$35.98	10.00%	7.50%	$1,075.00	7.50%	$1,075.00
$37.62	15.00%	7.50%	$1,075.00	7.50%	$1,075.00
$39.25	20.00%	7.50%	$1,075.00	7.50%	$1,075.00
$40.89	25.00%	7.50%	$1,075.00	7.50%	$1,075.00
$42.52	30.00%	7.50%	$1,075.00	7.50%	$1,075.00
$44.16	35.00%	7.50%	$1,075.00	7.50%	$1,075.00
$45.79	40.00%	7.50%	$1,075.00	7.50%	$1,075.00
$47.43	45.00%	7.50%	$1,075.00	7.50%	$1,075.00
$49.07	50.00%	7.50%	$1,075.00	7.50%	$1,075.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. Morgan Stanley *

* Based on an interest rate of 15.00% per annum and a 180-day term.

Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)

     The examples are based on the following terms:

  an initial stock price of $50.53;

  a knock-in price of $40.424;

  an interest rate of 12.50%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$25.27	-50.00%	-46.88%	$531.25	-	-
$27.79	-45.00%	-41.88%	$581.25	-	-
$30.32	-40.00%	-36.88%	$631.25	-	-
$32.84	-35.00%	-31.88%	$681.25	-	-
$35.37	-30.00%	-26.88%	$731.25	-	-
$37.90	-25.00%	-21.88%	$781.25	-	-
$40.42(2)	-20.00%	-16.88%	$831.25	-	-
$42.95	-15.00%	-11.88%	$881.25	3.13%	$1,031.25
$45.48	-10.00%	-6.88%	$931.25	3.13%	$1,031.25
$48.00	-5.00%	-1.88%	$981.25	3.13%	$1,031.25
$50.53(3)	0.00%	3.12%	$1,031.25	3.13%	$1,031.25
$53.06	5.00%	3.13%	$1,031.25	3.13%	$1,031.25
$55.58	10.00%	3.13%	$1,031.25	3.13%	$1,031.25
$58.11	15.00%	3.13%	$1,031.25	3.13%	$1,031.25
$60.64	20.00%	3.13%	$1,031.25	3.13%	$1,031.25
$63.16	25.00%	3.13%	$1,031.25	3.13%	$1,031.25
$65.69	30.00%	3.13%	$1,031.25	3.13%	$1,031.25
$68.22	35.00%	3.13%	$1,031.25	3.13%	$1,031.25
$70.74	40.00%	3.13%	$1,031.25	3.13%	$1,031.25
$73.27	45.00%	3.13%	$1,031.25	3.13%	$1,031.25
$75.80	50.00%	3.13%	$1,031.25	3.13%	$1,031.25

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 90-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.50% Enhanced Yield Securities vs. Petróleo Brasileiro S.A. – Petrobras (ADR) *

* Assumes an interest rate of 12.50% per annum and a 90-day term.

Securities linked to United States Steel Corporation

     The examples are based on the following terms:

  an initial stock price of $45.63;

  a knock-in price of $29.660;

  an interest rate of 12.50%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$22.82	-50.00%	-43.75%	$562.50	-	-
$25.10	-45.00%	-38.75%	$612.50	-	-
$27.38	-40.00%	-33.75%	$662.50	-	-
$29.66(2)	-35.00%	-28.75%	$712.50	-	-
$31.94	-30.00%	-23.75%	$762.50	6.25%	$1,062.50
$34.22	-25.00%	-18.75%	$812.50	6.25%	$1,062.50
$36.50	-20.00%	-13.75%	$862.50	6.25%	$1,062.50
$38.79	-15.00%	-8.75%	$912.50	6.25%	$1,062.50
$41.07	-10.00%	-3.75%	$962.50	6.25%	$1,062.50
$43.35	-5.00%	1.25%	$1,012.50	6.25%	$1,062.50
$45.63(3)	0.00%	6.25%	$1,062.50	6.25%	$1,062.50
$47.91	5.00%	6.25%	$1,062.50	6.25%	$1,062.50
$50.19	10.00%	6.25%	$1,062.50	6.25%	$1,062.50
$52.47	15.00%	6.25%	$1,062.50	6.25%	$1,062.50
$54.76	20.00%	6.25%	$1,062.50	6.25%	$1,062.50
$57.04	25.00%	6.25%	$1,062.50	6.25%	$1,062.50
$59.32	30.00%	6.25%	$1,062.50	6.25%	$1,062.50
$61.60	35.00%	6.25%	$1,062.50	6.25%	$1,062.50
$63.88	40.00%	6.25%	$1,062.50	6.25%	$1,062.50
$66.16	45.00%	6.25%	$1,062.50	6.25%	$1,062.50
$68.45	50.00%	6.25%	$1,062.50	6.25%	$1,062.50

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.
(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.50% Enhanced Yield Securities vs. United States Steel Corporation *

* Based on an interest rate of 12.50% per annum and a 180-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Caterpillar Inc. is the leader in construction and mining equipment, and diesel and natural gas engines and industrial gas turbines in its size range. Information filed with the SEC by Caterpillar Inc. under the Exchange Act can be located by reference to SEC file number 001-00768.

     According to its publicly available documents, Newmont Mining Corporation is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, New Zealand and Mexico. At December 31, 2008, Newmont had proven and probable gold reserves of 85.0 million equity ounces and an aggregate land position of approximately 38,840 square miles. Information filed with the SEC by Newmont Mining Corporation under the Exchange Act can be located by reference to SEC file number 001-31240.

     According to its publicly available documents, Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Information filed with the SEC by Newmont Mining Corporation under the Exchange Act can be located by reference to SEC file number 001-11758.

     According to its publicly available documents, Petróleo Brasileiro S.A. – Petrobras (Petrobras) is an integrated oil and gas company. It operates most of Brazil’s producing oil and gas fields and holds a large base of proved reserves and a fully developed operational infrastructure. Petrobras operates substantially all the refining capacity in Brazil. Most of its refineries are located in Southeastern Brazil and adjacent to the Campos Basin that provides most of its crude oil. Information filed with the SEC by Petrobras under the Exchange Act can be located by reference to SEC file number 001-15106.

     According to its publicly available documents, United States Steel Corporation is an integrated steel producer with major production operations in North America and Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 31.7 million net tons (tons) (24.3 million tons in North America and 7.4 million tons in Europe). Information filed with the SEC by United States Steel Corporation under the Exchange Act can be located by reference to SEC file number 001-16811.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first three quarters of 2009 and the period from October 1, 2009 to October 15, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Caterpillar Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	42.72	36.26	39.54
4/1/2004	6/30/2004	42.38	36.01	39.72
7/1/2004	9/30/2004	40.65	34.25	40.23
10/1/2004	12/31/2004	49.36	38.40	48.76
1/1/2005	3/31/2005	49.98	43.22	45.72
4/1/2005	6/30/2005	51.49	41.35	47.66
7/1/2005	9/30/2005	59.87	47.43	58.75
10/1/2005	12/31/2005	59.84	48.30	57.77
1/1/2006	3/31/2006	77.20	57.05	71.81
4/1/2006	6/30/2006	82.00	64.41	74.48
7/1/2006	9/30/2006	75.43	62.09	65.80
10/1/2006	12/31/2006	70.91	58.85	61.33
1/1/2007	3/31/2007	68.43	57.98	67.03
4/1/2007	6/30/2007	82.88	65.87	78.30
7/1/2007	9/30/2007	87.00	70.59	78.43
10/1/2007	12/31/2007	82.74	67.00	72.56
1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67
1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	10/15/2009	54.79	47.50	54.77

Newmont Mining Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	50.20	40.51	46.63
4/1/2004	6/30/2004	47.32	34.83	38.76
7/1/2004	9/30/2004	45.75	37.65	45.53
10/1/2004	12/31/2004	49.98	43.10	44.41
1/1/2005	3/31/2005	46.63	40.07	42.25
4/1/2005	6/30/2005	42.60	34.90	39.03
7/1/2005	9/30/2005	48.18	36.55	47.17
10/1/2005	12/31/2005	53.93	42.08	53.40
1/1/2006	3/31/2006	62.70	46.65	51.89
4/1/2006	6/30/2006	59.70	47.34	52.93
7/1/2006	9/30/2006	56.48	41.75	42.75
10/1/2006	12/31/2006	47.80	39.85	45.15
1/1/2007	3/31/2007	48.33	40.53	41.99
4/1/2007	6/30/2007	45.25	38.09	39.06
7/1/2007	9/30/2007	48.42	38.01	44.73
10/1/2007	12/31/2007	56.35	44.25	48.83
1/1/2008	3/31/2008	57.55	44.74	45.30
4/1/2008	6/30/2008	53.24	42.36	52.16
7/1/2008	9/30/2008	53.76	35.80	38.76
10/1/2008	12/31/2008	41.79	21.18	40.70
1/1/2009	3/31/2009	47.30	34.40	44.76
4/1/2009	6/30/2009	49.84	37.55	40.87
7/1/2009	9/30/2009	48.00	36.78	44.02
10/1/2009	10/15/2009	48.20	41.96	46.56

Morgan Stanley

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	52.16	46.24	47.57
4/1/2004	6/30/2004	48.56	41.70	43.81
7/1/2004	9/30/2004	44.15	38.63	40.92
10/1/2004	12/31/2004	46.45	39.24	46.09
1/1/2005	3/31/2005	50.23	44.44	47.52
4/1/2005	6/30/2005	49.81	39.57	43.56
7/1/2005	9/30/2005	45.32	41.66	44.78
10/1/2005	12/31/2005	48.70	42.16	47.10
1/1/2006	3/31/2006	53.32	47.10	52.15
4/1/2006	6/30/2006	54.79	45.28	52.47
7/1/2006	9/30/2006	61.14	49.96	60.52
10/1/2006	12/31/2006	69.23	60.22	67.60
1/1/2007	3/31/2007	70.28	58.88	65.38
4/1/2007	6/30/2007	75.32	64.13	69.63
7/1/2007	9/30/2007	73.64	54.90	63.00
10/1/2007	12/31/2007	69.23	47.25	53.11
1/1/2008	3/31/2008	53.39	33.56	45.70
4/1/2008	6/30/2008	51.55	35.73	36.07
7/1/2008	9/30/2008	46.58	11.79	23.00
10/1/2008	12/31/2008	26.73	6.71	16.04
1/1/2009	3/31/2009	27.27	13.10	22.77
4/1/2009	6/30/2009	31.98	20.70	28.51
7/1/2009	9/30/2009	33.32	24.85	30.88
10/1/2009	10/15/2009	32.95	28.75	32.71

Petróleo Brasileiro S.A. – Petrobras (ADR)

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	8.69	7.08	8.37
4/1/2004	6/30/2004	8.90	6.03	7.01
7/1/2004	9/30/2004	9.02	6.65	8.81
10/1/2004	12/31/2004	54.06	32.15	51.25
1/1/2005	3/31/2005	12.54	9.30	11.04
4/1/2005	6/30/2005	13.31	10.04	13.03
7/1/2005	9/30/2005	18.54	12.33	17.86
10/1/2005	12/31/2005	18.47	14.50	17.81
1/1/2006	3/31/2006	23.73	18.16	21.66
4/1/2006	6/30/2006	26.86	17.25	22.33
7/1/2006	9/30/2006	24.09	18.45	20.96
10/1/2006	12/31/2006	25.75	19.31	25.75
1/1/2007	3/31/2007	25.95	20.81	24.88
4/1/2007	6/30/2007	31.18	24.63	30.32
7/1/2007	9/30/2007	38.52	24.38	37.75
10/1/2007	12/31/2007	59.58	36.44	57.62
1/1/2008	3/31/2008	62.74	44.36	51.06
4/1/2008	6/30/2008	77.61	50.47	70.83
7/1/2008	9/30/2008	71.76	36.50	43.95
10/1/2008	12/31/2008	43.90	14.73	24.49
1/1/2009	3/31/2009	35.30	22.22	30.47
4/1/2009	6/30/2009	46.10	30.16	40.98
7/1/2009	9/30/2009	46.52	34.31	45.90
10/1/2009	10/15/2009	50.71	43.69	50.53

United States Steel Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	40.15	31.40	37.27
4/1/2004	6/30/2004	39.98	25.23	35.12
7/1/2004	9/30/2004	39.98	32.95	37.62
10/1/2004	12/31/2004	54.06	32.15	51.25
1/1/2005	3/31/2005	63.90	45.20	50.85
4/1/2005	6/30/2005	52.12	34.05	34.37
7/1/2005	9/30/2005	45.95	34.09	42.35
10/1/2005	12/31/2005	51.45	33.59	48.07
1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.52	56.15	70.12
7/1/2006	9/30/2006	70.66	53.63	57.68
10/1/2006	12/31/2006	79.01	54.18	73.14
1/1/2007	3/31/2007	101.60	68.83	99.17
4/1/2007	6/30/2007	127.26	99.07	108.75
7/1/2007	9/30/2007	116.37	74.47	105.94
10/1/2007	12/31/2007	121.11	85.05	120.91
1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20
1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	10/15/2009	45.86	40.41	45.63

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Caterpillar Inc.	0.2611%	14.7389%
Securities linked to Newmont Mining Corporation	0.2611%	11.7389%
Securities linked to Morgan Stanley	0.2611%	14.7389%
Securities linked to Petróleo Brasileiro S.A. – Petrobras (ADR)	0.0818%	12.4182%
Securities linked to United States Steel Corporation	0.2611%	12.2389%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of October 15, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.